UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 29, 2006
(Date of earliest event reported)

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SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)

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California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.  Unregistered Sales of Equity Securities.

Since the quarter-ended June 30, 2006, Sequiam Corporation (the “Company”) issued an aggregate of 4,076,190 of its common shares as a result of elections made by holders of the Company’s mandatorily redeemable cumulative convertible preferred stock (the “Preferred Stockholders”) to convert shares of the Company’s Series A preferred stock to shares of the Company’s common stock, at a fixed conversion rate of $0.21 per share. Since the quarter-ended June 30, 2006, the Company also issued (i) 71,551 of its common shares to Preferred Stockholders who elected to convert shares, as described above, as payment of the 9% cumulative dividend (the “Preferred Stock Dividend”) earned from July 1, 2006 to the date of conversion and (ii) 230,061 of its common shares to Preferred Stockholders as payment of the Preferred Stock Dividend payable as of June 30, 2006. Because no commission or other remuneration was paid or given directly or indirectly for soliciting the aforementioned exchanges, the conversions described above were exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date: September 29, 2006         By: /s/ Mark L. Mroczkowski
Name: Mark L. Mroczkowski
Title: Senior Vice President and Chief Financial Officer